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                                                                      EXHIBIT 11

               CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                      (in thousands except per share data)
                                   (unaudited)

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                                       Three Months Ended September 30,     Nine Months Ended September 30,
                                       --------------------------------     -------------------------------
                                          1999                 1998           1999                 1998
                                       -----------         ------------     -----------        ------------
Net income                               $10,736              $ 9,675         $19,384             $35,689
                                         =======              =======         =======             =======

Basic:
 Weighted average common
   shares outstanding                     60,209               58,410          59,738              57,846
                                         =======              =======         =======             =======

 Net income per share                    $   .18              $   .17         $   .33             $   .62
                                         =======              =======         =======             =======

Diluted:
 Weighted average common
   shares outstanding                     60,209               58,410          59,738              57,846
 Dilutive effects of stock options           996                3,485           2,491               4,502
                                         -------              -------         -------             -------
 Weighted average common and
   common equivalent shares
   outstanding                            61,205               61,895          62,229              62,348
                                         =======              =======         =======             =======

 Net income per share                    $   .18              $   .16         $   .32             $   .57
                                         =======              =======         =======             =======

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